Exhibit 99.1

FOR IMMEDIATE RELEASE

Research Solutions Reports Fiscal First Quarter 2024 Results

Reports 16% Revenue Increase and ARR over $11.0 Million

HENDERSON, Nev., November 9, 2023 — Research Solutions, Inc. (NASDAQ: RSSS), a trusted partner providing cloud-based workflow solutions to accelerate research for R&D-driven organizations, reported financial results for its fiscal first quarter ended September 30, 2023.

Fiscal First Quarter 2024 Summary

•	Total revenue of $10.1 million, a 16% increase from the prior-year quarter.

•	Platform revenue up 29% to $2.6 million. Annual Recurring Revenue (“ARR”) of over $11.0 million.

•	Gross profit up 20% from prior-year quarter. Total gross margin improved 150 basis points to 40.1%.

•	Loss of ($988,000) or ($0.04) per share, compared to net income of $215,000 or $0.01 per diluted share in the prior-year quarter. This quarter’s loss includes $1.161M in expenses itemized as follows: $339,000 in costs associated with M&A activities, $542,000 in proxy-related expenses and $280,000 in separation costs related to the termination of the Executive Chairman.

•	Adjusted EBITDA of ($441,000) compared to $433,000 in the prior-year quarter. The Adjusted EBITDA result includes approximately $1.078M in costs related to the M&A activities, proxy-related expenses and separation expenses noted above. Without these costs, Adjusted EBITDA would have been approximately $637,000.

•	The company closed its acquisition of Resolute Innovation, Inc. (“ResoluteAI”) on July 28, 2023. The numbers for the quarter are inclusive of approximately two months of activity from ResoluteAI.

“Our first quarter results reflect the continued growth across our platform and transaction offerings and our acquisition of ResoluteAI completed in late July, which helped push our ARR over $11 million,” said Roy W. Olivier, President and CEO of Research Solutions. “We continue to experience softer growth in our platform products due to ongoing inflationary pressures and budgetary constraints, however, our profit performance remained strong when you exclude a number of unique items that impacted our first quarter. Lasty, we continue to be active in the M&A market with additional potential transactions that we believe will help complete our product set and enhance our growth profile.”

Fiscal First Quarter 2024 Results

Total revenue was $10.1 million, a 16% increase from $8.7 million in the year-ago quarter as both platform and transaction revenue increased from the prior-year period.

Platform subscription revenue increased 29% to $2.6 million compared to $2.0 million in the year-ago quarter. The increase was primarily due to an increase in the total number of paid Platform deployments and the acquisition of ResoluteAI, as well as upsells to existing customers. When consolidating ARR from the ResoluteAI acquisition, the quarter ended with annual recurring revenue of $11.0 million, up 32% year-over-year (see the company’s definition of annual recurring revenue below).

Transaction revenue was $7.5 million, compared to $6.7 million in the first quarter of fiscal 2023. The increase was primarily due to organic growth and higher transaction volumes related to contracts transferred from FIZ Karlsruhe effective on January 1, 2023. The transaction customer count for the quarter was 1,395, compared to 1,220 customers in the prior-year quarter (see the company's definition of active customer accounts and transactions below).

Total gross margin improved 150 basis points from the prior-year quarter to 40.1%. The increase was primarily driven by a continued revenue mix shift to the higher-margin Platforms business as well as increased margins in the transactions business.

Total operating expenses were $5.1 million, compared to $3.2 million in the first quarter of 2023. This quarter’s results include $339,000 in expenses related to the Company’s M&A activities, $542,000 in proxy-related expenses and $280,000 in separation costs related to the termination of the Executive Chairman.

Net loss in the first quarter was ($988,000), or ($0.04) per share, compared to net income of $215,000, or $0.01 per diluted share, in the prior-year quarter. Adjusted EBITDA was ($441,000), compared to $433,000 in the year-ago quarter. The net loss result included the $1.161M of itemized operating costs noted above and the Adjusted EBITDA result is inclusive of approximately $1.078M of those costs (see definition and further discussion about the presentation of Adjusted EBITDA, a non-GAAP term, below).

Conference Call

Research Solutions President and CEO Roy W. Olivier and CFO Bill Nurthen will host the conference call, followed by a question and answer period.

Date: Thursday, November 9, 2023

Time: 5:00 p.m. ET (2:00 p.m. PT)

Dial-in number: 1-631-891-4304

Conference ID: 10022638

The conference call will be broadcast live and available for replay until December 9, 2023 by dialing 1-412-317-6671 and using the replay ID 10022638, and via the investor relations section of the company's website at http://researchsolutions.investorroom.com/.

Fiscal First Quarter Financial and Operational Summary Tables vs. Prior-Year Quarter

	Quarter Ended September 30,
	2023	2022	Change	% Change
Revenue:
Platforms	$2,600,192	$2,019,967	$580,225	28.7%
Transactions	7,460,779	6,664,676	796,103	11.9%
Total Revenue	10,060,971	8,684,643	1,376,328	15.8%
Gross Profit:
Platforms	2,217,577	1,789,494	428,083	23.9%
Transactions	1,813,988	1,559,754	254,234	16.3%
Total Gross Profit	4,031,565	3,349,248	682,317	20.4%
Gross profit as a % of revenue:
Platforms	85.3%	88.6%	-3.3%
Transactions	24.3%	23.4%	0.9%
Total Gross Profit	40.1%	38.6%	1.5%
Operating Expenses:
Sales and marketing	685,016	521,216	163,800	31.4%
Technology and product development	1,244,579	875,290	369,289	42.2%
General and administrative	2,542,869	1,519,424	1,023,445	67.4%
Depreciation and amortization	59,620	5,812	53,808	925.8%
Stock-based compensation	591,814	175,361	416,453	237.5%
Foreign currency translation loss	6,620	72,516	(65,896)	-90.9%
Total Operating Expenses	5,130,518	3,169,619	1,960,899	61.9%
Income (loss) from operations	(1,098,952)	179,629	(1,278,581)	-711.8%
Other Income (Expenses):
Other income	140,311	39,069	101,242	259.1%
Provision for income taxes	(29,402)	(4,133)	(25,269)	611.4%
Total Other Income (Expenses):	110,909	34,936	75,973	217.5%
Net income (loss)	$(988,043)	$214,565	(1,202,608)	-560.5%
Adjusted EBITDA	$(440,898)	$433,318	$(874,216)	-201.7%

	Quarter Ended September 30,
	2023	2022	Change	% Change
Platforms:
ARR (Annual recurring revenue):
Beginning of Period	$9,444,130	$7,922,188	$1,521,942	19.2%
Incremental ARR	1,576,111	409,582	1,166,529	284.8%
End of Period	$11,020,241	$8,331,770	$2,688,471	32.3%
Deployments:
Beginning of Period	835	733	102	13.9%
Incremental Deployments	45	23	22	95.7%
End of Period	880	756	124	16.4%
ASP (Average sales price):
Beginning of Period	$11,310	$10,808	$502	4.6%
End of Period	$12,523	$11,021	$1,502	13.6%
Transaction Customers:
Corporate customers	1,090	922	168	18.2%
Academic customers	305	298	7	2.3%
Total customers	1,395	1,220	175	14.3%

Active Customer Accounts, Transactions and Annual Recurring Revenue

The company defines active customer accounts as the sum of the total quantity of customers per month for each month in the period divided by the respective number of months in the period. The quantity of customers per month is defined as customers with at least one transaction during the month.

A transaction is an order for a unit of copyrighted content fulfilled or managed in the Platform.

The company defines annual recurring revenue (“ARR”) as the value of contracted Platform subscription recurring revenue normalized to a one-year period.

Use of Non-GAAP Measure – Adjusted EBITDA

Research Solutions’ management evaluates and makes operating decisions using various financial metrics. In addition to the company’s GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP measure provides useful information about the company’s operating results.

The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure. Adjusted EBITDA is defined as net income (loss), plus interest expense, other income (expense), foreign currency transaction loss, provision for income taxes, depreciation and amortization, stock-based compensation, gain on sale of discontinued operations, and other potential adjustments that may arise. Set forth below is a reconciliation of Adjusted EBITDA to net income (loss):

	Quarter Ended September 30,
	2023	2022	Change	% Change
Net Income (loss)	$(988,043)	$214,565	$(1,202,608)	-560.5%
Add (deduct):
Other income (expense)	(140,311)	(39,069)	(101,242)	259.1%
Foreign currency translation loss	6,620	72,516	(65,896)	-90.9%
Provision for income taxes	29,402	4,133	25,269	611.4%
Depreciation and amortization	59,620	5,812	53,808	925.8%
Stock-based compensation	591,814	175,361	416,453	237.5%
Gain on sale of disc. ops.	-	-	-
Adjusted EBITDA	$(440,898)	$433,318	$(874,216)	-201.7%

About Research Solutions

Research Solutions, Inc. (NASDAQ: RSSS) provides cloud-based technologies to streamline the process of obtaining, managing, and creating intellectual property. Founded in 2006 as Reprints Desk, the company was a pioneer in developing solutions to serve researchers. Today, more than 70 percent of the top pharmaceutical companies, prestigious universities, and emerging businesses rely on Article Galaxy, the company's SaaS research platform, to streamline access to the latest scientific research and data with 24/7 customer support. For more information and details, please visit www.researchsolutions.com

Important Cautions Regarding Forward-Looking Statements

Certain statements in this press release may contain "forward-looking statements" regarding future events and our future results. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the markets in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "targets," "goals," "projects", "intends," "plans," "believes," "seeks," "estimates," "endeavors," "strives," "may," or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in the company's most recent annual report on Form 10-K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Examples of forward-looking statements in this release include statements regarding additional customers, potential acquisitions and the company’s prospects for growth. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the company's filings with the Securities and Exchange Commission.

Research Solutions, Inc. and Subsidiaries

Consolidated Balance Sheets

	September 30,
	2023	June 30,
	(unaudited)	2023
Assets
Current assets:
Cash and cash equivalents	$9,882,064	$13,545,333
Accounts receivable, net of allowance of $82,392 and $85,015, respectively	6,460,188	6,153,063
Prepaid expenses and other current assets	314,052	400,340
Prepaid royalties	1,167,538	1,202,678
Total current assets	17,823,842	21,301,414

Goodwill (provisional)	3,238,794	—

Other assets:
Property and equipment, net of accumulated depreciation of $891,299 and $881,908, respectively	91,326	70,193
Intangible assets, net of accumulated amortization of $795,915 and $747,355, respectively ($2,064,706 provisional)	2,528,259	462,068
Deposits and other assets	1,033	1,052
Total assets	$23,683,254	$21,834,727

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$8,541,564	$8,079,516
Deferred revenue	6,387,470	6,424,724
Total current liabilities	14,929,034	14,504,240

Long-term liabilities:
Contingent earnout liability	1,867,043	—
Total liabilities	16,796,077	14,504,240

Commitments and contingencies

Stockholders’ equity:
Preferred stock; $0.001 par value; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.001 par value; 100,000,000 shares authorized; 29,624,085 and 29,487,508 shares issued and outstanding, respectively	29,624	29,487
Additional paid-in capital	30,487,415	29,941,873
Accumulated deficit	(23,510,692)	(22,522,649)
Accumulated other comprehensive loss	(119,170)	(118,224)
Total stockholders’ equity	6,887,177	7,330,487
Total liabilities and stockholders’ equity	$23,683,254	$21,834,727

Research Solutions, Inc. and Subsidiaries

Consolidated Statements of Operations and Other Comprehensive Loss

(Unaudited)

	Three Months Ended
	September 30,
	2023	2022

Revenue:
Platforms	$2,600,192	$2,019,967
Transactions	7,460,779	6,664,676
Total revenue	10,060,971	8,684,643

Cost of revenue:
Platforms	382,615	230,473
Transactions	5,646,791	5,104,922
Total cost of revenue	6,029,406	5,335,395
Gross profit	4,031,565	3,349,248

Operating expenses:
Selling, general and administrative	5,070,897	3,163,807
Depreciation and amortization	59,620	5,812
Total operating expenses	5,130,517	3,169,619

Income (loss) from operations	(1,098,952)	179,629

Other income	140,311	39,069

Income (loss) from operations before provision for income taxes	(958,641)	218,698
Provision for income taxes	(29,402)	(4,133)

Net income (loss)	(988,043)	214,565

Other comprehensive income (loss):
Foreign currency translation	(946)	(5,176)
Comprehensive income (loss)	$(988,989)	$209,389

Basic income (loss) per common share:
Net income (loss) per share	$(0.04)	$0.01
Weighted average common shares outstanding	27,052,445	26,718,171

Diluted income (loss) per common share:
Net income (loss) per share	$(0.04)	$0.01
Weighted average common shares outstanding	27,052,445	27,779,841

Research Solutions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	September 30,
	2023	2022

Cash flow from operating activities:
Net income (loss)	$(988,043)	$214,565
Adjustment to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	59,620	5,812
Fair value of vested stock options	17,471	40,706
Fair value of vested restricted common stock	574,343	134,655
Fair value of vested unrestricted common stock	—	68,272
Changes in operating assets and liabilities:
Accounts receivable	(112,965)	81,756
Prepaid expenses and other current assets	109,946	70,908
Prepaid royalties	35,140	710,640
Accounts payable and accrued expenses	195,747	(1,037,057)
Deferred revenue	(646,830)	(181,378)
Net cash provided by (used in) operating activities	(755,571)	108,879

Cash flow from investing activities:
Purchase of property and equipment	(33,825)	(3,681)
Payment for acquisition, net of cash acquired	(2,718,253)	—
Payment for non-refundable deposit for asset acquisition	—	(297,450)
Net cash used in investing activities	(2,752,078)	(301,131)

Cash flow from financing activities:
Common stock repurchase	(46,135)	(18,062)
Payment of contingent acquisition consideration	(110,190)	—
Net cash used in financing activities	(156,325)	(18,062)

Effect of exchange rate changes	705	(5,172)
Net decrease in cash and cash equivalents	(3,663,269)	(215,486)
Cash and cash equivalents, beginning of period	13,545,333	10,603,175
Cash and cash equivalents, end of period	$9,882,064	$10,387,689

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$29,402	$4,133

Non-cash investing and financing activities:
Contingent consideration accrual on asset acquisition	$42,989	$—

Contact

Steven Hooser or John Beisler

Three Part Advisors

(214) 872-2710

shooser@threepa.com; jbeisler@threepa.com

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